EX-99.B-77G

            WADDELL & REED ADVISORS MUNICIPAL HIGH INCOME FUND, INC.

SUB-ITEM 77G:  Defaults on senior securities

1.   Myrtle Creek Oregon Building Authority

     $3,000,000   8.000% Myrtle Creek Golf Course Project Revenue Bonds due
     6/01/21
     CUSIP 628599AA0
     This is a monetary default, with a default date of June 30, 1999. Amount of default per $1,000 face amount is $427
     Total amount of default is $1,280,000

2.   Upper Cumberland Tennessee Gas Utility

     Waddell & Reed Advisors Municipal High Income Fund, Inc.

     $1,400,000   7.000% Gas Systems Revenue Bonds due 3/1/16
     CUSIP 915627AL7
     This is a monetary default, with a default date of September 30, 2000. Amount of default per $1,000 face amount is $286
     Total amount of default is $400,167

3.   AP Green Refractories Project

     $900,000 8.600% Callaway County MO IDA Revenue Bonds due 11/01/14 CUSIP 131168AB2
     Company filed for Chapter 11 bankruptcy protection February 14, 2002. This is a monetary default, with a default date of May 30, 2002. Amount of default per $1,000 face amount is $208
     Total amount of default is $187,050

     $1,600,000 8.500% Oklahoma Ordinance Works Authority Revenue Bonds due 5/01/08
     CUSIP 679068AQ9
     Company filed for Chapter 11 bankruptcy protection February 14, 2002. This is a monetary default, with a default date of May 30, 2002. Amount of default per $1,000 face amount is $205
     Total amount of default is $328,667

4.   CF Processing L.C. Creston Iowa

     $5,000,000 8.000% Creston IA Industrial Development Revenue Bonds due
     8/01/26
     CUSIP 226263AU5
     Company filed for Chapter 11 bankruptcy protection October 25, 2001. This is a monetary default, with a default date of March 2, 2003. Amount of default per $1,000 face amount is $133
     Total amount of default is $666,667

5.   Fort Walton Beach FL

     $1,160,000 10.500% Fort Walton Beach FL Industrial Development Revenue Bonds due 12/1/2016
     CUSIP 349131AY8
     This is a monetary default, with a default date of December 30, 2002. Amount of default per $1,000 face amount is $193
     Total amount of default is $223,300

6.   Maryland Rocky Gap Project

     $3,250,000 8.375% Bonds due 10/01/09
     CUSIP 574205BU3     This is a monetary default, with a default date of
October 1, 2003.
     Amount of default per $1,000 face amount is $76
     Total amount of default is $246,618

  Note: The 10/1/03 and 4/1/04 payments were to be deferred. We received $25,570 of the $136,094 10/1/03 payment and no 4/1/04 payment.